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                                                                   EXHIBIT 10.6

                             SHARE LENDING AGREEMENT

      Dated as of November 22, 2004

      Between

      CHARTER COMMUNICATIONS, INC. ("LENDER"),

      and

      CITIGROUP GLOBAL MARKETS LIMITED ("BORROWER"), through CITIGROUP GLOBAL MARKETS INC., as agent for Borrower ("AGENT"),

      and

      CITIGROUP GLOBAL MARKETS HOLDINGS INC., as guarantor of Borrower's obligations hereunder (the "GUARANTOR"),

      and

      CITIGROUP GLOBAL MARKETS INC., in its capacity as Collateral Agent (as hereinafter defined).

      This AGREEMENT sets forth the terms and conditions under which Borrower may, from time to time, borrow from Lender shares of Common Stock. Agent is entering into this Agreement solely in its capacity as Agent for Borrower.

      The parties hereto agree as follows:

      Section 1 . Certain Definitions. The following capitalized terms shall have the following meanings:

      "BUSINESS DAY" means a day on which regular trading occurs in the principal trading market for the Common Stock.

      "CASH" means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

      "CLEARING ORGANIZATION" means The Depository Trust Company, or, if agreed to by Borrower and Lender, such other securities intermediary at which Borrower (or Agent) and Lender maintain accounts.

      "CLOSING PRICE" on any day means, with respect to the Common Stock (i) if the Common Stock is listed on a U.S. securities exchange registered under the Exchange Act, is traded on The Nasdaq National Market or is included in the

                                       1

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OTC Bulletin Board Service (operated by the National Association of Securities
Dealers, Inc.), the last reported sale price, regular way, in the principal trading session on such day on such market on which the Common Stock is then listed or is admitted to trading (or, if the day of determination is not a Business Day, the last preceding Business Day) and (ii) if the Common Stock is not so listed or admitted to trading or if the last reported sale price is not obtainable (even if the Common Stock is listed or admitted to trading on such market ), the average of the bid prices for the Common Stock obtained from as many dealers in the Common Stock (which may include Borrower or its affiliates), but not exceeding three, as shall furnish bid prices available to the Lender.

      "COLLATERAL" means any Cash or Non-Cash Collateral. Each of the parties to this Agreement hereby agree that Cash and each item within the definition of Non-Cash Collateral shall be treated as a "financial asset" as defined by
Section 8-102(a)(9) of the UCC.

      "COLLATERAL ACCOUNT" means a securities account of the Collateral Agent maintained on the books of Citigroup Global Markets Inc., as Securities Intermediary, and designated "Citigroup Global Markets Inc., as Collateral Agent of Charter Communications, Inc., as pledgee of Citigroup Global Markets Limited, as Borrower of Loaned Shares". Any Collateral deposited in the Collateral Account shall be segregated from all other assets and property of the Collateral Agent, which such segregation may be accomplished by appropriate identification on the books and records of Collateral Agent, as a "securities intermediary" within the meaning of the UCC. The Securities Intermediary acknowledges that the Collateral Account is maintained for the Collateral Agent and undertakes to treat the Collateral Agent as entitled to exercise the rights that comprise the Collateral credited to the Collateral Account. The Collateral Agent shall establish the Collateral Account upon receiving notice from Borrower of the occurrence of a Collateral Trigger Event.

      "COLLATERAL AGENT" means Citigroup Global Markets Inc., in its capacity as collateral agent for Lender hereunder, or any successor thereto under Section 20.

      "COLLATERAL PERCENTAGE" means 100%.

      "COLLATERAL TRIGGER EVENT" means that the senior unsecured debt rating assigned to Guarantor (i) by both S&P and Moody's is at or below A- and A3, respectively or (ii) by either S&P or Moody's is at or below BBB+ or Baa1, respectively, or neither S&P nor Moody's assigns such a rating to Guarantor.

      "CONVERTIBLE NOTES" means the $862,500,000 aggregate principal amount of Convertible Senior Notes due 2009 issued by Lender.

      "COMMON STOCK" means shares of Class A Common Stock, par value $.001, of Lender, or any other security, assets or other consideration (including

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cash) into which the Common Stock shall be exchanged or converted as the result of any merger, consolidation, other business combination, reorganization, reclassification, recapitalization or other corporate action (including, without limitation, a reorganization in bankruptcy).

      "CUTOFF TIME" shall mean 10:00 a.m. in the jurisdiction of the Clearing Organization, or such other time on a Business Day by which a transfer of Loaned Shares must be made by Borrower or Lender to the other, as shall be determined in accordance with market practice.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FACILITY TERMINATION DATE" means the earlier to occur of (i) the first date as of which all of the Convertible Notes have been converted, repaid, repurchased, redeemed or are otherwise no longer outstanding and (ii) November 16, 2009.

      "FHLMC CERTIFICATES" means single-class mortgage participation certificates in book-entry form backed by single-family residential mortgage loans, the full and timely payment of interest at the applicable certificate rate and the ultimate collection of principal of which are guaranteed by the Federal Home Loan Mortgage Corporation (excluding Real Estate Mortgage Investment Conduit ("REMIC") or other multi-class pass-through certificates, pass-through certificates backed by adjustable rate mortgages and securities paying interest or principal only).

      "FNMA CERTIFICATES" means single-class mortgage pass-through certificates in book-entry form backed by single-family residential mortgage loans, the full and timely payment of interest at the applicable certificate rate and the ultimate collection of principal of which are guaranteed by the Federal National Mortgage Association (excluding REMIC or other multi-class pass-through certificates, pass-through certificates backed by adjustable rate mortgages and securities paying interest or principal only).

      "GNMA CERTIFICATES" means single-class fully modified pass-through certificates in book-entry form backed by single-family residential mortgage loans, the full and timely payment of principal and interest of which is guaranteed by the Government National Mortgage Association (excluding REMIC or other multi-class pass-through certificates, pass-through certificates backed by adjustable rate mortgages and securities paying interest or principal only).

      "LOAN AVAILABILITY PERIOD" means the period beginning on the date hereof and ending on November 16, 2006 or such earlier date on which this Agreement shall terminate in accordance with the terms of this Agreement.

      "LOANED SHARES" means shares of Common Stock transferred in a Loan hereunder until such Common Stock (or identical Common Stock) is transferred

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back to Lender hereunder. If, as the result of a stock dividend, stock split or reverse stock split, the number of outstanding shares of Common Stock is increased or decreased, then the number of outstanding Loaned Shares shall be proportionately increased or decreased, as the case may be. If any new or different security (or two or more securities) shall be exchanged for the outstanding shares of Common Stock as the result of any reorganization, merger, consolidation, other business combination, reclassification, recapitalization or other corporate action (including, without limitation, a reorganization in bankruptcy), such new or different security (or such two or more securities collectively) shall, effective upon such exchange, be deemed to become a Loaned Share in substitution for the former Loaned Share for which such exchange is made and in the same proportion for which such exchange was made. For purposes of return of Loaned Shares by the Borrower or purchase or sale of securities pursuant to Section 6 or 12, such term shall include securities of the same issuer, class and quantity as the Loaned Shares as adjusted pursuant to the two preceding sentences.

      "MARKET VALUE" on any day means (i) with respect to Common Stock, the most recent Closing Price of the Common Stock prior to such day and (ii) with respect to any Collateral that is (a) Cash, the face amount thereof, (b) a letter of credit, the undrawn amount thereof and (c) any other security or property, the market value thereof, as determined by the Collateral Agent, in accordance with market practice for such securities or property, based on the price for such security or property as of the most recent close of trading obtained from a generally recognized source or the closing bid quotation at the most recent close of trading obtained from such source, plus accrued interest to the extent not included therein, unless market practice with respect to the valuation of such securities or property in connection is to the contrary; provided that with respect to Collateral consisting of (i) Treasuries and Mortgage-Backed Securities with a maturity of at least one year but less than five years, such Market Value shall be multiplied by 98%, (ii) Treasuries and Mortgage-Backed Securities with a maturity of at least five years but less than ten years, such Market Value shall be multiplied by 97%, and (iii) Treasuries and Mortgage-Backed Securities with a maturity of at least five years, such Market Value shall be multiplied by 95%.

      "MAXIMUM NUMBER OF SHARES" means 150,000,000 shares of Common Stock, subject to the following adjustments:

      (a) If, as the result of a stock dividend, stock split or reverse stock split, the number of outstanding shares of Common Stock is increased or decreased, the Maximum Number of Shares shall, effective as of the payment or delivery date of any such event, be proportionally increased or decreased, as the case may be.

      (b) If, pursuant to a merger, consolidation, other business combination, reorganization, reclassification, recapitalization or other corporate action (including, without limitation, a reorganization in bankruptcy), the Common Stock is exchanged for or converted into cash, securities or other property, the Maximum

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Number of Shares shall, effective upon such exchange, be adjusted by multiplying the Maximum Number of Shares at such time by the number of securities, the amount of cash or the fair market value of any other property exchanged for one share of Common Stock in such event.

      (c) Upon the termination of any Loan pursuant to Section 6(a), the Maximum Number of Shares shall be reduced by the number of Loaned Shares surrendered by Borrower to Lender; provided that if the number of Loaned Shares offered and sold by Borrower in any registered public offering under the Securities Act is less than the number of shares of Common Stock constituting the Loan made in connection with such registered public offering (such difference, the "UNSOLD AMOUNT"), any termination of a Loan of the Unsold Amount prior to the date 30 calendar days following the date of the Borrowing Notice with respect to such Loan shall not so reduce the Maximum Number of Shares.

      "MOODY'S" means Moody's Investors Service and its successors.

      "MORTGAGE-BACKED SECURITIES" means FHLMC Certificates, FNMA Certificates or GNMA Certificates, but excluding zero-coupon securities.

      "NON-CASH COLLATERAL" means (i) any evidence of indebtedness issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof, including Treasuries and Mortgage-Backed Securities; (ii) any deposits, certificates of deposit or acceptances of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million at the time of deposit (and which may include the Collateral Agent or any affiliate of the Collateral Agent so long as the Collateral Agent is other than Borrower or an affiliate of Borrower); (iii) any marketable obligations of any Person that is fully and unconditionally guaranteed by a bank referred to in clause (ii);
(iv) any repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed as to timely payment by the full faith and credit of the United States of America; (v) commercial paper of any corporation incorporated under the laws of the United States or any State thereof that is rated "investment grade" A-1 by S&P or P-1 by Moody's; (vi) any money market funds (including, but not limited to, money market funds managed by the Collateral Agent or an affiliate of the Collateral Agent) registered under the Investment Company Act of 1940, as amended; (vii) any letter of credit issued by a bank referred to in clause (ii); and (viii) all proceeds of the foregoing; provided that in no event shall Non-Cash Collateral include "margin stock" as defined by Regulation U of the Board of Governors of the Federal Reserve System.

      "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and its successors

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

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      "SECURITIES INTERMEDIARY" means a "securities intermediary" as defined by
Section 8-102(a)(14) of the UCC.

      "TREASURIES" means negotiable debt obligations issued by the U.S. Treasury Department.

      "UCC" means the Uniform Commercial Code as in effect in the State of New York on the date hereof and as it may be amended from time to time.

      Section 2 . Loans Of Shares; Transfers of Loaned Shares

      (a) Subject to the terms and conditions of this Agreement, Lender hereby agrees to make available for borrowing by Borrower, at any time and from time to time, during the Loan Availability Period, shares of Common Stock up to, in the aggregate, the Maximum Number of Shares.

      (b) Subject to the terms and conditions of this Agreement, Borrower may, from time to time, by written notice to Lender (a "BORROWING NOTICE") seek to initiate a transaction in which Lender will lend Loaned Shares to Borrower through the issuance by Lender of such Loaned Shares to Borrower upon the terms, and subject to the conditions, set forth in this Agreement (each such issuance and loan, a "LOAN"). Such Loan shall be confirmed by a schedule and receipt listing the Loaned Shares provided by Borrower to Lender (the "CONFIRMATION"). Such Confirmation shall constitute conclusive evidence with respect to the Loan, including the number of shares of Common Stock that are the subject of the Loan to which the Confirmation relates, unless Lender provides a written objection to the Confirmation specifying the reasons for the objection to Borrower within five Business Days after the delivery of the Confirmation to Lender.

      (c) Notwithstanding anything to the contrary in this Agreement, Borrower shall not be permitted to transfer or dispose of any Loaned Shares unless such Loaned Shares are sold by Borrower or an affiliate pursuant to a registration statement effective under the Securities Act and Borrower may not initiate any Loan hereunder unless and until Lender has a registration statement effective under the Securities Act with respect to the Loaned Shares.

      (d) Notwithstanding anything to the contrary in this Agreement, Borrower shall not be permitted to borrow, and may not initiate a Loan hereunder with respect to, any shares of Common Stock at any time to the extent that Borrower determines that any Loan of such shares of Common Stock shall cause Borrower to become, directly or indirectly, a "beneficial owner" (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of Common Stock outstanding at such time. Subject to Lender's obligations pursuant to Section 9(c), Borrower shall have sole responsibility for determining whether it would become such a beneficial owner upon its borrowing of the Loaned Shares hereunder, and Lender shall have no liability with respect to such determination.

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      (e) Lender shall transfer Loaned Shares to Borrower on or before the
Cutoff Time on the date specified in the Borrowing Notice for the commencement of the Loan, which date shall not be earlier than the third Business Day following the receipt by Lender of the Borrowing Notice. Delivery of the Loaned Shares to Borrower shall be made in the manner set forth under Section 13 below.

      Section 3 . Collateral.

      (a) Prior to the occurrence of a Collateral Trigger Event, Borrower will not be required and is under no obligation to provide any Collateral to Lender for any Loan hereunder.

      (b) Upon the occurrence of a Collateral Trigger Event, Borrower shall notify Lender and Collateral Agent in writing and upon receipt of such notice, the Collateral Agent shall establish the Collateral Account and, unless otherwise agreed by Borrower and Lender, Borrower shall, within five business days, transfer to Collateral Agent, for deposit to the Collateral Account, Collateral with a Market Value at least equal to the Collateral Percentage of the Market Value of all outstanding Loaned Shares.

      (c) Following the occurrence and during the continuance of a Collateral Trigger Event, unless otherwise agreed by Borrower and Lender, Borrower shall, prior to or concurrently with the transfer of the Loaned Shares to Borrower, but in no case later than the close of business on the day of such transfer, transfer to Collateral Agent, for deposit to the Collateral Account, Collateral with a Market Value at least equal to the Collateral Percentage of the Market Value of the Loaned Shares as of the date of such transfer.

      (d) Any Collateral transferred by Borrower to Collateral Agent shall be security for Borrower's obligations in respect of the Loaned Shares and for any other obligations of Borrower to Lender hereunder. Borrower hereby pledges with, assigns to, and grants Collateral Agent for the benefit of Lender a continuing first priority security interest in, and a lien upon, all of Borrower's right, title and interest in and to the Collateral, whether now existing or hereafter acquired or arising, together with all proceeds thereof, which security interest shall not attach, in the case of Section 3(c) above, until the transfer of the Loaned Shares by Lender to Borrower. To provide for the effectiveness, validity, enforceability, perfection and priority of Lender's rights as a secured party, Borrower acknowledges that Collateral Agent has obtained control of the Collateral within the meaning of Sections 8-106 and 9-106 of the UCC, and Collateral Agent acknowledges that it has control of the Collateral on behalf of Lender within the meaning of Section 8-106(d)(3) of the UCC. Notwithstanding anything to the contrary herein or in the UCC, Lender may not use or invest the Collateral and Collateral Agent shall take no instruction from Lender regarding the use or investment of Collateral.

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      (e) Following written notice by Borrower to Lender that any Collateral
Trigger Event no longer exists, Collateral Agent shall release to Borrower Collateral with a Market Value equal to the Collateral Percentage of the Market Value of all outstanding Loaned Shares. Such transfer of Collateral shall be made no later than the Cutoff Time on the Business Day immediately following the day that Borrower provides such written notice.

      (f) Following the transfer to Lender of Loaned Shares pursuant to Section 6, Collateral Agent shall release to Borrower Collateral with a Market Value equal to the Collateral Percentage of the Market Value of the Loaned Shares so transferred but only to the extent that immediately following such transfer of Collateral, no Collateral Deficit would exist. Such transfer of Collateral shall be made no later than the Cutoff Time on the day the Loaned Shares are transferred, or if such day is not a day on which a transfer of such Collateral may be effected under Section 13, or if the transfer of Loaned Shares by Lender to Borrower occurs after the Cutoff Time on such day, then in each case the next day on which such a transfer may be effected.

      (g) If Borrower transfers Collateral to Collateral Agent pursuant to
Section 3(c) above, and Lender does not transfer the Loaned Shares to Borrower, Borrower shall have the absolute right to the return of the Collateral; and if Lender transfers Loaned Shares to Borrower and Borrower does not transfer Collateral to Collateral Agent when required pursuant to Section 3(c) above, Lender shall have the absolute right to the return of the Loaned Shares.

      (h) Borrower may, upon notice to Lender and Collateral Agent, substitute Collateral for Collateral securing any Loan or Loans; provided that such substituted Collateral shall have a Market Value such that the aggregate Market Value of such substituted Collateral, together with all other Collateral, shall equal or exceed the Collateral Percentage of the Market Value of the Loaned Shares as of the date of such substitution.

      Section 4 . Mark To Market.

      (a) If at the close of trading on any Business Day prior to the Facility Termination Date following the occurrence and during the continuance of a Collateral Trigger Event the aggregate Market Value of all Collateral shall be less than the Collateral Percentage of the Market Value of all the outstanding Loaned Shares (a "COLLATERAL DEFICIT"), Lender may, by notice to Borrower and Collateral Agent, demand that Borrower transfer to Collateral Agent, for deposit to the Collateral Account, no later than the following Business Day, additional Collateral so that the Market Value of such additional Collateral, when added to the Market Value of all other Collateral, shall equal or exceed the Collateral Percentage of the Market Value of the Loaned Shares on such Business Day of determination.

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      (b) If at the close of trading on any Business Day prior to the Facility
Termination Date the aggregate Market Value of all Collateral shall be greater than the Collateral Percentage of the Market Value of all the outstanding Loaned Shares (a "COLLATERAL EXCESS"), Borrower may, by notice to Lender and Collateral Agent, demand that Collateral Agent transfer to Borrower such amount of the Collateral selected by Borrower so that the Market Value of the Collateral, after deduction of such amounts, shall thereupon be at least equal to the Collateral Percentage of the Market Value of the Loaned Shares on such Business Day of determination.

      (c) Notwithstanding the foregoing, with respect to any outstanding Loans secured by Collateral, the respective rights of Lender and Borrower under
Section 4(a) and Section 4(b) may be exercised only where a Collateral Excess or Collateral Deficit exceeds 2% of the Market Value of the Loaned Shares.

      Section 5 . Loan Fee. Borrower agrees to pay Lender a single loan fee per Loan (a "LOAN FEE") equal to $.001 per Loaned Share included in such Loan. The Loan Fee shall be paid by Borrower on or before the time of transfer of the Loaned Shares pursuant to Section 2(e) on a delivery-versus-payment basis through the facilities of the Clearing Organization.

      Section 6 . Loan Terminations.

      (a) Borrower may terminate all or any portion of a Loan on any Business Day by giving written notice thereof to Lender and transferring the corresponding number of Loaned Shares to Lender, without any consideration being payable in respect thereof by Lender to Borrower. Any such loan termination shall be effective upon delivery of the Loaned Shares in accordance with the terms hereof.

      (b) All outstanding Loans, if any, shall terminate on the Facility Termination Date and all Loaned Shares then outstanding, if any, shall be delivered by Borrower to Lender, without any consideration being payable in respect thereof by Lender to Borrower, no later than the fifth Business Day following the Facility Termination Date.

      (c) If on any date, the number of Loaned Shares exceeds the Maximum Number of Shares, the number of Loaned Shares in excess of the Maximum Number of Shares shall be delivered by Borrower to Lender, without any consideration being payable in respect thereof by Lender to Borrower, no later than the third Business Day following such date.

      (d) If a Loan is terminated upon the occurrence of a Default as set forth in Section 11, the Loaned Shares shall be delivered by Borrower to Lender, without any consideration being payable in respect thereof by Lender to Borrower, no later than the third Business Day following the termination date of such Loan as provided in Section 11.

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      Section 7 . Distributions.

      (a) If at any time when there are Loaned Shares outstanding under this Agreement, Lender pays a cash dividend or makes a cash distribution in respect of its outstanding Common Stock, Borrower shall pay to Lender (whether or not Borrower is a holder of any or all of the outstanding Loaned Shares), within one Business Day after the payment of such dividend or distribution, an amount in cash equal to the product of (i) the amount per share of such dividend or distribution and (ii) the number of Loaned Shares outstanding at such time.

      (b) If at any time when there are Loaned Shares outstanding under this Agreement, Lender makes a distribution in respect of its outstanding Common Stock (in liquidation or otherwise) in property or securities, including any options, warrants, rights or privileges in respect of securities (other than a distribution of Common Stock, but including any options, warrants, rights or privileges exercisable for, convertible into or exchangeable for Common Stock) to the then holder or holders of such Loaned Shares (a "NON-CASH DISTRIBUTION"), Borrower shall deliver to Lender in kind (whether or not Borrower is a holder of any or all of the outstanding Loaned Shares), within one Business Day after the date of such Non-Cash Distribution, the property or securities so distributed in an amount (the "DELIVERY AMOUNT") equal to the product of (i) the amount per share of Common Stock of such Non-Cash Distribution and (ii) the number of Loaned Shares outstanding at such time; provided that in lieu of such delivery, Borrower may deliver to Lender the market value of the Delivery Amount, as determined by the Agent in accordance with market practice for the property or securities constituting the Non-Cash Distribution.

      Section 8 . Rights in Respect of Loaned Shares.

      (a) Subject to the terms of this Agreement, including Borrower's obligation to return the Loaned Shares in accordance with the terms of this Agreement, and except as otherwise agreed by Borrower and Lender, Borrower and any subsequent transferee of Loaned Shares shall have all of the incidents of ownership in respect of any Loaned Shares, including the right to transfer the Loaned Shares to others. Lender hereby waives the right to vote, or to provide any consent or to take any similar action with respect to, the Loaned Shares in the event that the record date or deadline for such vote, consent or other action falls during the term of the Loan. Borrower agrees that it and any of its affiliates that are the record owner of any Loaned Shares will not vote such Loaned Shares on any matter submitted to a vote of Lender's stockholders generally.

      Section 9 . Representations and Warranties.

      (a) Each of Borrower and Lender represent and warrant to the other that:

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            (i) it has full power to execute and deliver this Agreement, to enter into the Loans contemplated hereby and to perform its obligations hereunder;

            (ii) it has taken all necessary action to authorize such execution, delivery and performance;

            (iii) this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms; and

            (iv) the execution, delivery and performance of this Agreement does not and will not violate, contravene, or constitute a default under, (A) its certificate of incorporation, bylaws or other governing documents, (B) any laws, rules or regulations of any governmental authority to which it is subject, (C) any contracts, agreements or instrument to which it is a party or (D) any judgment, injunction, order or decree by which it is bound.

      (b) Lender represents and warrants to Borrower, as of the date hereof, and as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, that the Loaned Shares and all other outstanding shares of Common Stock of the Company have been duly authorized and, upon the issuance and delivery of the Loaned Shares to Borrower in accordance with the terms and conditions hereof, and subject to the contemporaneous or prior receipt of the applicable Loan Fee by Lender, will be duly authorized, validly issued, fully paid nonassessible shares of Common Stock and will conform to the description thereof contained in the prospectus or prospectus supplement related to the sale of Loaned Shares by an affiliate of Borrower; and the stockholders of Lender have no preemptive rights with respect to the Loaned Shares.

      (c) Lender represents and warrants to Borrower, as of the date hereof, and as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, that the outstanding shares of Common Stock are quoted on the NASDAQ National Market ("NASDAQ") and the Loaned Shares have been approved for quotation on NASDAQ, subject to official notice of issuance.

      (d) The representations and warranties of Borrower and Lender under this
Section 9 shall remain in full force and effect at all times during the term of this Agreement and shall survive the termination for any reason of this Agreement.

      Section 10 . Covenants.

      (a) Borrower covenants and agrees with Lender that (i) it will not hedge any short position resulting from the sale of any Loaned Shares (except in connection with a hedge of the Convertible Notes) and (ii) at all times when it is the record owner of, or has the power to give instructions or entitlement orders with respect to, any Loaned Shares, it will not transfer or dispose of such Loaned Shares, in each case except for the purpose of directly or indirectly facilitating the hedging of the Convertible Notes by the holders thereof.

      (b) The parties hereto acknowledge that Borrower has informed Lender that Borrower is a "financial institution" within the meaning of Section 101(22) of Title 11 of the United States Code (the "BANKRUPTCY CODE"). The parties hereto further acknowledge and agree that (i) each Loan hereunder is intended to be a "securities contract," as such term is defined in Section 741(7) of the Bankruptcy Code; and (ii) each and every transfer of funds, securities and other property under this Agreement is intended to be a "settlement payment" or a "margin payment," as such terms are used in Sections 362(b)(6) and 546(e) of the Bankruptcy Code.

      (c) Lender shall, no later than five Business Days prior to any repurchase of Common Stock, give Borrower a written notice of such repurchase (a "REPURCHASE NOTICE") if, following such repurchase, the Outstanding Borrow Percentage after giving effect to such repurchase would be greater by 0.5% than the Outstanding Borrow Percentage included in the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, greater than the Outstanding Borrow Percentage as of the date hereof). The "OUTSTANDING BORROW PERCENTAGE" as of any day is the fraction (A) the numerator of which is the number of Loaned Shares outstanding on such day and (B) the denominator of which is the number of shares of Common Stock outstanding on such day, including such Loaned Shares.

      Section 11 . Events of Default.

      (a) All Loans, and any further obligation to make Loans under this Agreement, may, at the option of the Lender by a written notice to Borrower (which option shall be deemed exercised, even if no notice is given, immediately on the occurrence of an event specified in either Section 11(a)(iii) or Section 11(a)(iv) below), be terminated (i) immediately on the occurrence of any of the events set forth in Section 11(a)(iii) or Section 11(a)(iv) below and (ii) two Business Days following such notice on the occurrence of any of the other events set forth below, (each, a "DEFAULT"):

            (i) Borrower fails to deliver Loaned Shares to Lender as required by
      Section 6;

            (ii) Borrower fails to deliver or pay to Lender when due any cash, securities or other property as required by Section 7;

            (iii) the filing by or on behalf of Borrower of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any bankruptcy, reorganization, receivership, compromise, arrangement, insolvency, readjustment of debt, dissolution, winding-up or liquidation or similar act or law, of any state, federal or other applicable foreign jurisdictions, now or hereafter existing

      ("BANKRUPTCY LAW"), or any action by Borrower for, or consent or acquiescence to, the appointment of a receiver trustee or other custodian of Borrower, or of all or a substantial part of its property; or the making by Borrower of a general assignment for the benefit of creditors; or the admission by Borrower in writing of its inability to pay its debts as they become due;

            (iv) the filing of any involuntary petition against Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable federal or state law or law of any other applicable foreign jurisdictions; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over Borrower or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower; and continuance of any such event for 15 consecutive calendar days unless dismissed, bonded to the satisfaction of the court having jurisdiction in the premises or discharged;

            (v) Borrower fails to provide any indemnity as required by Section
      14;

            (vi) Borrower notifies Lender of its inability to or intention not to perform its obligations hereunder or otherwise disaffirms, rejects or repudiates any of its obligations hereunder; or

            (vii) any representation made by Borrower in this Agreement or in connection with any Loan or Loans hereunder shall be incorrect or untrue in any material respect during the term of any Loan hereunder or Borrower fails to comply in any material respect with any of its covenants under this Agreement.

      Section 12 . Lender's Remedies.

      (a) Notwithstanding anything to the contrary herein, if, upon the termination of any Loan by Lender under Section 11 and, at the time of such termination, the purchase of Common Stock in an amount equal to all or any portion of the Loaned Shares to be delivered to Lender in accordance with
Section 6(d) (i) shall be prohibited by any law, rules or regulation of any governmental authority to which it is or would be subject, (ii) shall violate, or would upon such purchase likely violate, any order or prohibition of any court, tribunal or other governmental authority, (iii) shall require the prior consent of any court, tribunal or governmental authority prior to any such repurchase, (iv) would subject Borrower, in the sole reasonable judgment of Borrower, to any liability or potential liability under any applicable federal securities laws (including, without limitation, Section 16 of the Exchange Act), or (v) shall be commercially impracticable, in the reasonable judgment of Borrower, in the time period required by Section 6(d) (each of (i), (ii), (iii), (iv) and (v), a "LEGAL OBSTACLE"), then, in each case, Borrower shall immediately notify Lender of the Legal Obstacle and the basis therefor, whereupon Borrower's obligations under Section 6(d) shall be suspended until such time as no Legal Obstacle with respect to such obligations shall exist (a "REPAYMENT SUSPENSION"). Following the occurrence of and during the continuation of any Repayment Suspension, Borrower shall use its reasonable best efforts to remove or cure the Legal Obstacle as soon as practicable. If Borrower is unable to remove or cure the Legal Obstacle within five Business Days of the termination of any Loan by Lender under Section 11, Borrower shall pay to Lender, in lieu of the delivery of Loaned Shares in accordance with Section 6(d), an amount in immediately available funds (the "REPLACEMENT CASH") equal to the product of the Closing Price as of the Business Day immediately preceding the date Borrower makes such payment and the number of Loaned Shares otherwise required to be delivered.

      (b) If Borrower shall fail to deliver Loaned Shares to Lender pursuant to
Section 6(d) when due, then, in addition to any other remedies available to Lender under this Agreement or under applicable law, Lender shall have the right (upon prior written notice to Borrower) to purchase a like amount of Loaned Shares ("REPLACEMENT SHARES") in the principal market for such securities in a commercially reasonable manner; provided that if any Repayment Suspension shall exist and be continuing, Lender may not exercise its right to purchase Replacement Shares unless Borrower shall fail to pay the Replacement Cash to Lender when due in accordance with Section 12(a) above. To the extent Lender shall exercise such right, Borrower's obligation to return a like amount of Loaned Shares or to pay the Replacement Cash, as applicable, shall terminate and Borrower shall be liable to Lender for the purchase price of Replacement Shares (plus all other amounts, if any, due to Lender hereunder), all of which shall be due and payable within one Business Day of notice to Borrower by Lender of the aggregate purchase price of the Replacement Shares. The purchase price of Replacement Shares purchased under this Section 12 shall include broker's fees and commissions and all other reasonable costs, fees and expenses related to such purchase; provided that Borrower shall not be liable for any broker's fees and commissions to the extent that an affiliate of Borrower offered to act as broker for purchases of Replacement Shares and Lender elected to use a different broker.

      Section 13 . Transfers.

      (a) All transfers of Loaned Shares to Borrower or to Lender hereunder shall be made by the crediting by a Clearing Organization of such financial assets to the transferee's "securities account" (within the meaning of Section 8-501 of the UCC) maintained with such Clearing Organization. In every transfer of "financial assets" (within the meaning of Section 8-102 of the UCC) hereunder, the transferor shall take all steps necessary (a) to effect a delivery of such financial assets to the transferee under Section 8-301 of the UCC, or to cause the creation of a security entitlement in favor of the transferee in such financial assets under Section 8-501 of the UCC, (b) to enable the transferee to obtain "control" (within the meaning of Section 8-106 of the UCC) of such financial assets, and (c) to provide the transferee with comparable rights under any corresponding law or regulation of any other applicable jurisdiction.

      (b) All transfers of cash hereunder to Borrower or Lender shall be by wire transfer in immediately available, freely transferable funds.

      (c) A transfer of securities or cash may be effected under this Section 13 on any day except (i) a day on which the transferee is closed for business at its address set forth in Section 18 or (ii) a day on which a Clearing Organization or wire transfer system is closed, if the facilities of such Clearing Organization or wire transfer system are required to effect such transfer.

      Section 14 . Indemnities.

      (a) Lender hereby agrees to indemnify and hold harmless Borrower and its affiliates and its former, present and future directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses (and losses relating to Borrower's market activities as a consequence of becoming, or of the risk of becoming, subject to Section 16(b) under the Exchange Act, including without limitation, any forbearance from market activities or cessation of market activities and any losses in connection therewith or with respect to this Agreement) incurred or suffered by any such person or entity directly or indirectly arising from, by reason of, or in connection with, (i) any breach by Lender of any of its representations or warranties contained in Section 9 or (ii) any breach by Lender of any of its covenants or agreements in this Agreement.

      (b) Borrower hereby agrees to indemnify and hold harmless Lender and its affiliates and its former, present and future directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses incurred or suffered by any such person or entity directly or indirectly arising from, by reason of, or in connection with (i) any breach by Borrower of any of its representations or warranties contained in
Section 9 or (ii) any breach by Borrower of any of its covenants or agreements in this Agreement.

      (c) In case any claim or litigation which might give rise to any obligation of a party under this Section 14 (each an "INDEMNIFYING PARTY") shall come to the attention of the party seeking indemnification hereunder (the "INDEMNIFIED PARTY"), the Indemnified Party shall promptly notify the Indemnifying Party in writing of the existence and amount thereof; provided that the failure of the

Indemnified Party to give such notice shall not adversely affect the right of the Indemnified Party to indemnification under this Agreement, except to the extend the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall promptly notify the Indemnified Party in writing if it accepts such claim or litigation as being within its indemnification obligations under this
Section 14. Such response shall be delivered no later than 30 days after the initial notification from the Indemnified Party; provided that, if the Indemnifying Party reasonably cannot respond to such notice within 30 days, the Indemnifying Party shall respond to the Indemnified Party as soon thereafter as reasonably possible.

      (d) An Indemnifying Party shall be entitled to participate in and, if (i) in the judgment of the Indemnified Party such claim can properly be resolved by money damages alone and the Indemnifying Party has the financial resources to pay such damages and (ii) the Indemnifying Party admits that this indemnity fully covers the claim or litigation, the Indemnifying Party shall be entitled to direct the defense of any claim at its expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Indemnified Party. An Indemnified Party shall not make any settlement of any claim or litigation under this Section 14 without the written consent of the Indemnifying Party.

      Section 15 . Termination Of Agreement.

      (a) This Agreement may be terminated (i) at any time by the written agreement of Lender and Borrower, or (ii) by Lender upon the occurrence of a Default.

      (b) Unless otherwise agreed by Borrower and Lender, the provisions of
Section 14 shall survive the termination of this Agreement.

      Section 16 . Registration Provisions.

      (a) Pursuant to the Share Loan Registration Rights Agreement dated the date hereof (the "REGISTRATION RIGHTS AGREEMENT") between Lender and Citigroup Global Markets Inc., Lender has agreed to (1) file and use its reasonable best efforts to have declared effective, a registration statement under the Securities Act covering up to 150 million shares of Common Stock and (2) enter into an underwriting agreement (the "UNDERWRITING AGREEMENT"), substantially in the form attached as Annex A of the Registration Rights Agreement, with Citigroup Global Markets Inc. in connection the sale of Loaned Shares on behalf of Borrower. Borrower and Lender hereby agree that Borrower shall not transfer or dispose of any Loaned Shares until Lender has fulfilled its obligations under the Registration Rights Agreement described in the preceding sentence.

      (b) Lender hereby agrees that following the initial Loan hereunder and registration of the initial Loaned Shares in respect of such Loan, any subsequent Loan and public sale of the Loaned Shares in respect of such subsequent Loan would require registration under the Securities Act. Accordingly, pursuant to the terms of the Registration Rights Agreement, Lender shall use commercially reasonable efforts to register the public sale of Loaned Shares in connection with any such Loan in a form and manner reasonably satisfactory to Borrower, and shall enter into an underwriting agreement substantially in the form of the Underwriting Agreement described in Section 16(a) above and shall afford Borrower and its representatives and agents an opportunity to conduct an appropriate "due diligence" investigation to Borrower's reasonable satisfaction, all at the expense of Lender. Pursuant to the terms of the Registration Rights Agreement, Borrower shall provide reasonable written notice to Lender of any request for the registration of Loaned Shares pursuant to this Section 16(b) and Lender shall have a commercially reasonable period of time in which to comply with any such request. In no event shall this Section 16(b) require Lender to register shares of Common Stock in excess of the Maximum Number of Shares or to effect such registration on more than four occasions.

      Section 17 . Guarantee. Guarantor shall execute a guarantee in favor of Lender substantially in the form attached hereto as Annex A (the "GUARANTEE") that will guaranty all obligations of Borrower with respect to this Agreement.

      Section 18 Notices.

      (a) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when received.

      (b) All such notices and other communications shall be directed to the following address:

            (i)   If to Borrower or Agent to:

                  Citigroup Global Markets Inc.
                  390 Greenwich Street
                  New York, NY 10013
                  Telephone: 212-723-7355
                  Telecopier: 212-723-8328
                  Attention: William Ortner

            (ii)  If to Lender to:

                  Charter Communications, Inc.
                  12444 Powerscourt Drive
                  Suite 100
                  St. Louis, Missouri 63131
                  Attention: Senior Vice President, Investor Relations Telecopier No.: (314) 965-0555

                  With a copy to:
                  Irell & Manella
                  1800 Avenue of the Stars
                  Suite 900
                  Los Angeles, CA 90067
                  Telecopier No.:  310-710-9630
                  Attention:  Meredith Jackson

      (c) In the case of any party, at such other address as may be designated by written notice to the other parties.

      Section 19 . Governing Law; Submission To Jurisdiction; Severability.

      (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but excluding any choice of law provisions that would require the application of the laws of a jurisdiction other than New York.

      (b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS HEREUNDER OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY LOAN HEREUNDER AND (B) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.

      (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (d) To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

      Section 20 . Designation of Replacement Collateral Agent. If at any time while this Agreement is in effect (i) Citigroup Global Markets Inc. ceases to be a Securities Intermediary or (ii) Lender shall determine, in its sole discretion, that any of the relationships by or among the parties hereto are reasonably likely to prevent Lender from acquiring, or jeopardize the continuation of, a first priority security interest in any Collateral, Lender shall be entitled, following the occurrence and during the continuance of any Collateral Trigger Event, to designate a bank or trust company reasonably satisfactory to Borrower as a successor Collateral Agent. In the event of a designation of a successor Collateral Agent, each of the parties to this Agreement agrees to take all such actions as are reasonably necessary to effect the transfer of rights and obligations of Citigroup Global Markets Inc. as Collateral Agent hereunder to such successor Collateral Agent, including the execution and delivery of amendments to this Agreement as shall be necessary to effect such designation and transfer.

      Section 21 . Counterparts. This Agreement may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto to have executed this Share Lending Agreement as of the date and year first above written.

CHARTER COMMUNICATIONS,                 CITIGROUP GLOBAL MARKETS LIMITED as
INC. as Lender                          Borrower

By: /s/ Eloise Schmitz                  By: /s/ Derek Van Zandt
   -------------------------------         -------------------------------------
    Name: Eloise E. Schmitz                 Name: Derek Van Zandt
    Title: Vice President                   Title: Vice President

CITIGROUP GLOBAL MARKETS                CITIGROUP GLOBAL MARKETS INC. as Agent
INC. as Collateral Agent

By: /s/ Derek Van Zandt                 By: /s/ Derek Van Zandt
   -------------------------------         -------------------------------------
   Name: Derek Van Zandt                   Name: Derek Van Zandt
   Title: Vice President                   Title: Vice President:

                                     ANNEX A

                                FORM OF GUARANTEE

GUARANTEE, dated as of November 22, 2004, of CITIGROUP GLOBAL MARKETS HOLDINGS INC., a New York corporation (the "Guarantor"), in favor of CHARTER COMMUNICATIONS, INC. (the "Counterparty").

1. GUARANTEE. In order to induce the Counterparty to enter into a Share Lending Agreement, dated as of the date hereof (the "Agreement"), with the Guarantor's wholly-owned subsidiary Citigroup Global Markets Limited ("Citigroup"), the Guarantor absolutely and unconditionally guarantees to the Counterparty, its successors and permitted assigns, the prompt payment of all amounts payable by Citigroup under the Agreement, whether due or to become due, secured or unsecured, joint or several after taking into account the proceeds of liquidation of any collateral or other security held by the Counterparty (the "Obligations") all without regard to any counterclaim, set-off, deduction or defense of any kind which Citigroup or the Guarantor may have or assert, and without abatement, suspension, deferment or diminution on account of any event or condition whatsoever; provided however, that Guarantor's obligations under this Guarantee shall be subject to Citigroup's defenses, rights to set-off, counterclaim or withhold payment as provided in the Agreement. Any capitalized term used herein and not otherwise defined shall have the meaning assigned to it in the Agreement.

2. NATURE OF GUARANTEE. This Guarantee is a guarantee of payment and not of collection. The Counterparty shall not be obligated, as a condition precedent to performance by the Guarantor hereunder, to file any claim relating to the Obligations in the event that Citigroup becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Counterparty to file a claim shall not affect the Guarantor's obligations hereunder. This Guarantee shall continue to be effective or be reinstated if any payment to the Counterparty by Citigroup on account of any Obligation is returned to Citigroup or is rescinded upon the insolvency, bankruptcy or reorganization of Citigroup.

3. CONSENTS, WAIVERS AND RENEWALS. The Guarantor agrees that the Counterparty may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, change the time, manner or place of payment or any other term of, any Obligation, exchange, release, nonperfection or surrender any collateral for, or renew or change any term of any of the Obligations owing to it, and may also enter into a written agreement with Citigroup or with any other party to the Agreement or person liable on any Obligation, or interested therein, for the extension, renewal, payment, compromise, modification, waiver, discharge or release thereof, in whole or in part, without impairing or affecting this Guarantee. The Obligations of the Guarantor under this Guarantee are unconditional, irrespective of the value, genuineness, validity, or enforceability of the Obligations. The Guarantor waives demands, promptness, diligence and all notices that may be required by law or to perfect the Counterparty's rights hereunder except notice to the Guarantor of a default by Citigroup under the Agreement. No failure, delay or single or partial exercise by the Counterparty of its rights or remedies hereunder shall operate as a waiver of such rights or remedies. All rights and remedies hereunder or allowed by law shall be cumulative and exercisable from time to time.

4. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants that:

      (i) the Guarantor is duly organized, validly existing and in good standing under the laws of the State of New York;

      (ii) the Guarantor has the requisite corporate power and authority to issue this Guarantee and to perform its obligations hereunder, and has duly authorized, executed and delivered this Guarantee;

      (iii) the Guarantor is not required to obtain any authorization, consent, approval, exemption or license from, or to file any registration with, any government authority as a condition to the validity of, or to the execution, delivery or performance of, this Guarantee;

      (iv) as of the date of this Guarantee, there is no action, suit or proceeding pending or threatened against the Guarantor before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could affect, in a materially adverse manner, the ability of the Guarantor to perform any of its obligations under, or which in any manner questions the validity of, this Guarantee;

      (v) the execution, delivery and performance of this Guarantee by the Guarantor does not contravene or constitute a default under any statute, regulation or rule of any governmental authority or under any provision of the Guarantor's certificate of incorporation or by-laws or any contractual restriction binding on the Guarantor; and

      (vi) this Guarantee constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and to general principles of equity

(regardless of whether such enforceability is considered in a proceeding in equity or at law).

5. SUBROGATION. Upon payment by Guarantor of any sums to Counterparty under this Guarantee, all rights of Guarantor against Citigroup arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the obligations of Citigroup under the Agreement, including all Transactions then in effect between Citigroup and Counterparty.

6. TERMINATION. This Guarantee is a continuing guarantee and shall remain in full force and effect until such time as it may be revoked by the Guarantor by notice given to the Counterparty, such notice to be deemed effective upon receipt thereof by the Counterparty or at such later date as may be specified in such notice; provided, however, that such revocation shall not limit or terminate this Guarantee in respect of any Transaction effected under the Agreement which shall have been entered into prior to the effectiveness of such revocation. Notwithstanding anything to the contrary in this Paragraph 6, this Guarantee shall terminate, and Guarantor shall be released from all of the Obligations hereunder with respect to any Transaction(s), immediately upon the transfer or assignment of such Transaction(s) to an entity which is not an Affiliate of Citigroup (as such term is defined in Section 14 of the Agreement), if such transfer or assignment is completed in accordance with the provisions of
Section 7 of the Agreement.

7. NOTICES. Any notice or communication required or permitted to be made hereunder shall be made in the same manner and with the same effect, unless otherwise specifically provided herein, as set forth in the Agreement.

8. GOVERNING LAW; JURISDICTION. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CHOICE OF LAW DOCTRINE AND WITHOUT GIVING EFFECT TO ANY PROVISION THEREOF THAT WOULD PERMIT OR REQUIRE THE LAWS OF ANOTHER JURISDICTION TO APPLY. THE GUARANTOR HEREBY IRREVOCABLY CONSENTS TO, FOR THE PURPOSES OF ANY PROCEEDING ARISING OUT OF THIS GUARANTEE, THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY.

9. MISCELLANEOUS. Each reference herein to the Guarantor, Counterparty or Citigroup shall be deemed to include their respective successors and assigns. The provisions hereof shall inure in favor of each such successor or assign. This Guarantee (i) shall supersede any prior or contemporaneous representations, statements or agreements, oral or written, made by or between the parties with regard to the subject matter hereof, (ii) may be amended only by a written instrument executed by the Guarantor and Counterparty and (iii) may not be assigned by either party without the prior written consent of the other party.

      In Witness Whereof, the undersigned has executed this Guarantee as of the date first above written.

CITIGROUP GLOBAL MARKETS
HOLDINGS INC.

By:  _____________________________
     Name:
     Title: